UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals Initiates Multiple Ascending Dose (MAD) Phase 1 Study of Oral Ketamir-2 and Selects Chemotherapy-Induced Neuropathic Pain as Lead Phase 2a Indication

Advancing toward Phase 2a clinical evaluation in chemotherapy-related pain, a condition with no approved treatments and potential for FDA Fast Track consideration

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”) announced that it has initiated the multiple ascending dose (MAD) portion of its ongoing Phase 1 clinical trial, evaluating its lead oral candidate, Ketamir-2, in healthy volunteers. The Company also announced that it has selected chemotherapy-induced peripheral neuropathy (CIPN) as the lead indication for its planned Phase 2a clinical evaluation.

This milestone follows the completion of dosing in the single ascending dose (SAD) portion of the study. According to data reviewed to date, no serious or dose-limiting adverse events were observed, and no clinically significant safety concerns have been reported. Comprehensive pharmacokinetic analyses will be performed following unblinding to further characterize Ketamir-2’s absorption and half-life profile. The ongoing randomized, double-blind, placebo-controlled Phase 1 study is evaluating single and multiple oral doses of Ketamir-2 to assess its safety, tolerability, and pharmacokinetics in healthy volunteers. The MAD portion includes three cohorts of repeat daily oral dosing ranging from 150 mg to 600 mg for five days, building on the safety and PK data from the SAD phase.

Ketamir-2’s advancement is supported by a growing body of preclinical and peer-reviewed research demonstrating activity in validated neuropathic pain models. In these studies, Ketamir-2 outperformed ketamine, gabapentin, and pregabalin in reducing pain behaviors and restoring sensory function across several models of neuropathic pain. In the paclitaxel chemotherapy-induced neuropathy model, Ketamir-2 produced near complete normalization of pain sensitivity and demonstrated greater efficacy than gabapentin, an FDA-approved standard for neuropathic pain.

Chemotherapy-induced peripheral neuropathy (CIPN) is a painful nerve damage condition caused by certain chemotherapy drugs that can result in persistent pain, tingling, numbness, and burning sensations, most commonly in the hands and feet. It affects a large percentage of cancer patients during treatment and often continues after therapy ends, frequently impacting quality of life and treatment continuity. Despite its prevalence, there are no FDA-approved therapies for CIPN. The Company believes that Ketamir-2’s pharmacologic profile and preclinical results support its further development as a potential non-opioid therapy for this indication.

Ketamir-2 is a novel, non-scheduled oral analog of ketamine engineered to overcome limitations associated with ketamine use, including the need for intravenous administration, short duration of action, and undesirable psychoactive effects. The drug has good oral absorption and is adapted for once-daily dosing without hallucinogenic or dissociative effects. Given the absence of FDA-approved treatments for chemotherapy-induced neuropathic pain and the significant medical unmet need in oncology supportive care, the Company believes Ketamir-2 may qualify for consideration of regulatory incentives such as Fast Track designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: October 23, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer